Exhibit 10.2

Non-Employee Director and Executive Officer Stock Purchase Program

          Background: The Board of Directors and shareholders of IntriCon Corporation (the “Company”) have approved the 2006 Equity Incentive Plan (the “2006 Plan”) which permits the grant of Awards (as defined in the 2006 Plan) of shares of common stock, $1.00 par value per share (“Common Stock”), to employees and directors of the Company, including Awards in connection with a management stock purchase program. The purpose of this Non-Employee Director and Executive Officer Stock Purchase Program (“Program”) is to permit non-employee directors and executive officers of the Company to purchase shares of Common Stock directly from the Company. For purposes of this Program, the term “executive officer” shall have the meaning set forth in Rule 3b-7 adopted by the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended. Non-employee directors and executive officers eligible to participate in this Program shall be referred to as the “Participants.”

          1.          The Compensation Committee hereby grants the Participants the right under the 2006 Plan to elect to purchase shares of Common Stock from the Company, subject to the limitations set forth below. This Award shall constitute an Unrestricted Stock Award under the 2006 Plan.

          2.          The maximum dollar value of shares of Common Stock which any individual Participant may elect to purchase shall not exceed $100,000 (one hundred thousand dollars) during any fiscal year of the Company.

          3.          A Participant may make an election to purchase shares of Common Stock from the Company under the Program (an “Election”) one time during each twenty (20) business day period beginning on the third business day after the public release of the Company’s earnings announcement (a “Window Period”) and then only provided that the Participant is not in possession of material, nonpublic information concerning the Company; provided, however, that if the Board of Directors of the Company has determined (for any reason) that no transactions in Common Stock may be made by the Company’s directors and executive officers during any Window Period, then no purchases may be made under the Program during such Window Period.

          4.          An Election shall be made by sending an electronic mail (email) message to the Company’s Chief Financial Officer by no later than 4:00 p.m. (Eastern Time) on any business day during a Window Period specifying either the number of shares or the dollar value of the number of shares the Participant has elected to purchase. Any Election sent after 4:00 p.m. (Eastern Time) on any business day shall be deemed to have been made on the next business day except that any Election sent after 4:00 p.m. (Eastern Time) on the last day of the Window Period shall be null and void.

          5.          The purchase price of the shares of Common Stock to be issued under the Program shall be based on the last reported sale price of the Common Stock as reported on The Nasdaq Global Market on the business day on which the Election was deemed to be made. As soon as practicable after receipt of an Election, the Chief Financial Officer shall send an email acknowledging receipt of the Election and setting forth the total the purchase price of the Common Stock subject to the Election. A Participant shall pay the purchase price of the shares subject to the Election by personal check or wire transfer within five (5) business days after receipt of the acknowledging email from the Chief Financial Officer. No fractional shares shall be issued under the Program.

          6.          The shares of Common Stock shall be issued and mailed or wired to the Participant’s account after the Company receives payment for the shares. The shares purchased under this Program shall be deemed fully vested as of the date of purchase.

          7.          Once made, a Participant may not modify or revoke an Election.

          8.          It is the intention of the Compensation Committee that the purchase of shares of Common Stock pursuant to the Program be exempt from liability under Section 16(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 16b-3 adopted by the SEC.

          9.          Nothing contained in this Award shall confer upon any Participant the right to continue as a director or executive officer of the Company, as applicable, or interfere in any way with the rights of the Company to terminate the Participant as a director or executive officer, as applicable.

          10.        The Compensation Committee may discontinue this Program and all outstanding Elections at any time. The Compensation Committee shall have all of the authority granted to it under the 2006 Plan to administer and interpret the Program.